Exhibit (a)(69)

THE GLENMEDE FUND, INC.

ARTICLES OF AMENDMENT

THE GLENMEDE FUND, INC., a Maryland corporation ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-605 of the Maryland General Corporation Law, the Board of Directors of the Glenmede Fund pursuant to resolutions approved at a meeting duly convened on December 4, 2024, has amended the Articles of Amendment and Restatement of the Glenmede Fund as follows:

RESOLVED, that the Articles of Amendment and Restatement of the Fund be, and hereby are, amended to rename the authorized issued and unissued shares of the Glenmede Fund classified as follows:

(1) “Quantitative U.S. Large Cap Core Equity Portfolio (Advisor Shares)” to the “Disciplined U.S. Equity Portfolio (Advisor Shares)”;

(2) “Quantitative U.S. Large Cap Core Equity Portfolio (Institutional Shares)” to the “Disciplined U.S. Equity Portfolio (Institutional Shares)”;

(3) “Quantitative U.S. Large Cap Growth Equity Portfolio (Advisor Shares)” to the “Disciplined U.S. Growth Equity Portfolio (Advisor Shares)”;

(4) “Quantitative U.S. Large Cap Growth Equity Portfolio (Institutional Shares)” to the “Disciplined U.S. Growth Equity Portfolio (Institutional Shares)”;

(5) “Quantitative U.S. Large Cap Value Equity Portfolio” shares to shares of the “Disciplined U.S. Value Equity Portfolio”;

(6) “Quantitative Small Cap Equity Portfolio” shares to shares of the “Disciplined U.S. Small Cap Equity Portfolio”;

(7) “Quantitative International Equity Portfolio” shares to shares of the “Disciplined International Equity Portfolio”;

(8) “Quantitative U.S. Long/Short Equity Portfolio (Advisor Shares)” to the “Long/Short Equity Portfolio (Advisor Shares)”;

(9) “Quantitative U.S. Long/Short Equity Portfolio (Institutional Shares)” to the “Long/Short Equity Portfolio (Institutional Shares)”; and

(10) “Quantitative U.S. Total Market Equity Portfolio” shares to shares of the “Total Market Plus Equity Portfolio.”

FURTHER RESOLVED, that each of the foregoing name changes will be effective (i) as of February 28, 2025; or (ii) such later date as the proper officers of the Glenmede Fund determine, with the advice of the Glenmede Fund's counsel, to be appropriate; and it is

FURTHER RESOLVED, that the officers of the Glenmede Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles of Amendment with the State Department of Assessments and Taxation of Maryland, supplements or revisions of the Portfolio’s prospectus and statement of additional information, and one or more Post-Effective Amendments to the Company’s Registration Statement on Form N-1A, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon the advice of the Glenmede Fund’s counsel prior to any such filings, in the name of the Glenmede Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

SECOND: The foregoing amendment to the Articles of Amendment and Restatement has been duly approved by at least a majority of the entire Board of Directors of the Glenmede Fund. The amendment is limited to a change expressly permitted to be made without action of the stockholders under Section 2-605 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, the Glenmede Fund has caused these Articles of Amendment to be signed in its name and on its behalf as of this 4th day of December, 2024.

Attest:	THE GLENMEDE FUND, INC.

/s/ Joshua M. Lindauer	/s/ Elizabeth A. Eldridge
Joshua M. Lindauer	Elizabeth A. Eldridge
Secretary	President

THE UNDERSIGNED, President of the Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles of Amendment to the Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles of Amendment to the Articles of Amendment and Restatement to be the corporate act of the Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Elizabeth A. Eldridge
Elizabeth A. Eldridge
President